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                                                                     Exhibit 5.1

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
                                                                         HOUSTON
                                 FULBRIGHT & JAWORSKI L.L.P.         WASHINGTON, D.C.
TELEPHONE: 212/318-3000        A REGISTERED LIMITED LIABILITY             AUSTIN
FACSIMILE: 212/752-5958                  PARTNERSHIP                   SAN ANTONIO
                                      666 FIFTH AVENUE                    DALLAS
                                  NEW YORK, NEW YORK 10103               NEW YORK
                                                                       LOS ANGELES
                                                                          LONDON
                                                                        HONG KONG
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                                                               November 23, 1999

Alexion Pharmaceuticals, Inc.
25 Science Park
New Haven, Connecticut 06511

Ladies and Gentlemen:

        We have acted as counsel to Alexion Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (as amended, the "Abbreviated Registration Statement"), under the Securities Act of 1933, as amended (the "Act") for the registration of 500,000 shares of common stock, par value $.0001 per share, of the Company (the "Common Stock") and up to an additional 40,000 shares of Common Stock subject to an option (the "Over-Allotment Option") from the Company to the underwriters, exercisable within thirty (30) days after the effective date of the Registration Statement, to cover over-allotments. The Abbreviated Registration Statement relates to the same class of securities registered pursuant to the Company's Registration Statement on Form S-3 (No. 333-89343) declared effective on November 19, 1999 (the "Initial Registration Statement").

        The Abbreviated Registration Statement, together with the Initial Registration Statement (collectively, the "Registration Statement"), relate to the proposed sale by the Company in a public offering of an aggregate of 3,000,000 shares of the Company's Common Stock. The Registration Statement also relates to the proposed sale by the Company of an aggregate of up to an additional 415,000 shares of Common Stock subject to the Over-Allotment Option. All such shares of Common Stock are hereinafter referred to as the "Shares."

        In connection with this opinion, we, as counsel for the Company, have examined such corporate records, other documents and questions of law as we have considered necessary or appropriate for the purposes of this opinion. Our opinion set forth below is limited to the General Corporation Law of the State of Delaware.

        We assume that appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

        In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

        Based on and subject to the foregoing, we advise you that in our opinion, the Shares to be sold by the Company have been duly and validly authorized and, when issued and sold in the manner contemplated by the
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November 23, 1999
Page 2

Purchase Agreement, a form of which has been filed as an exhibit to the Registration Statement (the "Purchase Agreement"), and upon receipt by the Company of payment therefor as provided in the Purchase Agreement, will be duly and validly authorized, legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. The opinion expressed herein is solely for your benefit, and may be relied upon only by you.

                                          Very truly yours,

                                          /s/ Fulbright & Jaworski L.L.P.